QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Entity Name	Domestic Juris
Administraciones Directas Interactive Especializadas, S.C.	Mexico
Anhydro (Hong Kong) Limited	Hong Kong
Anhydro Asia Pte. Ltd.	Singapore
Anhydro China Co., Ltd.	China
Anhydro Indústria e Comércio Ltda.	Brazil
Anhydro North America, Inc.	Delaware
Anhydro S.A.S.	France
APV (China) Co., Ltd.	China
APV Benelux B.V.	Netherlands
APV Benelux NV	Belgium
APV Finland Oy	Finland
APV Hill and Mills (Malaysia) Sdn Bhd	Malaysia
APV Japan, Inc.	Japan
APV Middle East FZE	United Arab Emirates
APV Middle East Limited	Saudi Arabia
APV Overseas Holdings Limited	United Kingdom
APV Soluciones Integrales, S.A.de C.V.	Mexico
APV Sverige AB	Sweden
Arrendadora Korco, S.A. de C.V.	Mexico
AUTOBOSS Tech, Inc.	China
Balcke-Duerr Italiana, S.r.l.	Rome
Balcke-Dürr GmbH	Germany
Balcke-Dürr Holding GmbH	Germany
Balcke-Dürr Polska Sp. Z o.o.	Poland
BDS Technology ApS*	Denmark
BDT Limited	India
Bran+Luebbe AS	Norway
DBT Technologies (Pty) Ltd	South Africa
Deca S.r.L.	Italy
Dezurik of Australia Proprietary Limited	Australia
Fairbanks Morse Pump Corporation	Kansas
G and A Maskinfabrik ApS	Denmark
General Signal (China) Co., Ltd.	China
General Signal India Private Limited	India
General Signal Ireland B.V.	Netherlands
Gerstenberg Schröder Brasil Ltda.	Brazil
Gerstenberg Schröder South America S.A.	Argentina
GS Automation A/S	Denmark
Hangzhou Kayex Zheda Electromechanical Co., Ltd.	China
Heat Transfer Services Pte Ltd.	Singapore
Invensys Philippines, Inc.	Philippines
J.P. Pumps Limited	United Kingdom
Jack Hydraulics Limited	United Kingdom
Johnson Pump (Australia) Pty. Ltd.	Australia
Johnson Pump España S.L.	Spain
Johnson Pump Italiana S.r.l.	Italy
Johnson Pumps of America, Inc.	Delaware
Jurubatech Technologia Automotiva Ltda.	Brazil
Kayex China Holdings, Inc.	Delaware
Kent-Moore Brasil Indústria e Comércio Ltda.	Brazil
LAGTA Group Training Limited	Scotland
LAGTA Limited	Scotland
Mactek Pty Limited	Australia
Marley Canadian Inc.	Canada
Marley Cooling Tower (Holdings) Limited	United Kingdom
Marley Engineered Products (Shanghai) Co. Ltd.	China

Entity Name	Domestic Juris
Marley Engineered Products LLC	Delaware
Marley Mexicana S.A. de C.V.	Mexico
Marley Water-Line Sdn. Bhd.	Malaysia
MATRA-WERKE GmbH	Germany
MCT Services LLC	Delaware
Radiodetection (Canada) Ltd.	Canada
Radiodetection (China) Limited	Hong Kong
Radiodetection Australia Pty Limited	Australia
Radiodetection B.V.	Netherlands
Radiodetection JV Sdn Bhd	Malaysia
Radiodetection Limited	United Kingdom
Radiodetection Sarl	France
Rathi Lightnin Mixers Private Limited	India
Service Solutions Brasil Desenvolvimento de Technologia Ltda.	Brazil
South Eastern Europe Services Limited	United Kingdom
Spore Holdings Limited	United Kingdom
SPX (China) Industrial Manufacturing Center Co., Ltd.	China
SPX (Guangzhou) Cooling Technologies Co., Ltd.	China
SPX (Schweiz) A.G.	Switzerland
SPX (Shanghai) Flow Technology Co., Ltd.	China
SPX (Tianjin) Cooling Technologies Co. Ltd.	China
SPX Air Treatment Limited	United Kingdom
SPX Australia Pty., Ltd.	Australia
SPX Canada	Canada
SPX Canada Partner I Co.	Canada
SPX Canada Partner II Co.	Canada
SPX Chile Limitada	Chile
SPX Cooling Technologies (Beijing) Co. Ltd.	China
SPX Cooling Technologies (Zhangjiakou) Co. Ltd	China
SPX Cooling Technologies Australia Pty Limited	Australia
SPX Cooling Technologies Belgium S.A.	Belgium
SPX Cooling Technologies France SAS	France
SPX Cooling Technologies GmbH	Germany
SPX Cooling Technologies Leipzig GmbH	Germany
SPX Cooling Technologies Malaysia Sdn Bhd	Malaysia
SPX Cooling Technologies Singapore Pte. Ltd.	Singapore
SPX Cooling Technologies UK Limited	United Kingdom
SPX Cooling Technologies, Inc.	Delaware
SPX Corporation (China) Co., Ltd.	China
SPX Corporation (Shanghai) Co., Ltd.	China
SPX de México, S.A. de C.V.	Mexico
SPX Europe Shared Services Limited	United Kingdom
SPX Flow Science (Shanghai) Co., Ltd.	China
SPX Flow Technology (India) Private Limited	India
SPX Flow Technology (Thailand) Limited	Thailand
SPX Flow Technology Assen B.V.	Netherlands
SPX Flow Technology Australia Pty Ltd.	Australia
SPX Flow Technology Belgium NV	Belgium
SPX Flow Technology Canada Inc.	Canada
SPX Flow Technology Copenhagen A/S	Denmark
SPX Flow Technology Crawley Limited	United Kingdom
SPX Flow Technology Danmark A/S	Denmark
SPX Flow Technology do Brasil Industria e Comercio Ltda.	Brazil
SPX Flow Technology Dublin Limited	Ireland
SPX Flow Technology Etten-Leur B.V.	Netherlands
SPX Flow Technology Hanse GmbH	Germany
SPX Flow Technology Hong Kong Limited	Hong Kong
SPX Flow Technology Hungary Kft. (SPX Flow Technology Hungary Mérnöki és Képviseleti Kft.)	Hungary

Entity Name	Domestic Juris
SPX Flow Technology Ibérica S.A.	Spain
SPX Flow Technology Italia S.p.A.	Italy
SPX Flow Technology Kerry Limited	Ireland
SPX Flow Technology Korea Co., Ltd.	South Korea
SPX Flow Technology Limited	United Kingdom
SPX Flow Technology London Limited	United Kingdom
SPX Flow Technology Moers GmbH	Germany
SPX Flow Technology New Zealand Limited	New Zealand
SPX Flow Technology Norderstedt GmbH	Germany
SPX Flow Technology Norway AS	Norway
SPX Flow Technology Örebro AB	Sweden
SPX Flow Technology Poland sp. z.o.o.	Poland
SPX Flow Technology Rosista GmbH	Germany
SPX Flow Technology s.r.o.	Czech Republic
SPX Flow Technology SAS	France
SPX Flow Technology Singapore Pte. Ltd.	Singapore
SPX Flow Technology Stockholm AB	Sweden
SPX Flow Technology Sweden AB	Sweden
SPX Flow Technology Systems, Inc.	Delaware
SPX Flow Technology Unna GmbH	Germany
SPX Flow Technology USA, Inc.	Delaware
SPX Heat Transfer Inc.	Delaware
SPX Holding HK Limited	Hong Kong
SPX Holding Inc.	Connecticut
SPX Iberica S.A.	Spain
SPX India Private Limited	India
SPX International (Thailand) Limited	Thailand
SPX International e.G.	Germany
SPX International Holding GmbH	Germany
SPX International Limited	United Kingdom
SPX International Management LLC	Delaware
SPX Italia S.r.l.	Italy
SPX Korea Co., Ltd.	Korea
SPX Latin America Corporation	Delaware
SPX Luxembourg Acquisition Company S.á.r.l.	Luxembourg
SPX Luxembourg Holding Company S.á.r.l.	Luxembourg
SPX Middle East FZE	United Arab Emirates
SPX Netherlands B.V.	Netherlands
SPX Pension Trust Company Limited	United Kingdom
SPX Precision Components LLC	Delaware
SPX Process Equipment HK Limited	Hong Kong
SPX Process Equipment Pty Ltd.	Australia
SPX Receivables, LLC	Delaware
SPX Research & Development Center (Shanghai) Co., Ltd.	China
SPX Russia Limited	Russia
SPX Service Solutions France Sarl	France
SPX Service Solutions Germany GmbH	Germany
SPX Service Solutions Japan Limited	Japan
SPX Singapore Pte. Ltd.	Singapore
SPX Sweden AB	Sweden
SPX Technologies (Pty) Ltd.	Republic of South Africa
SPX TPS HK Limited	Hong Kong
SPX Transportation & Industrial Solutions (Suzhou) Co., Ltd.	China
SPX U.L.M. GmbH	Germany
SPX UK Holding Limited	United Kingdom
SPX United Kingdom Limited	United Kingdom
TCI International, Inc.	Delaware
The Marley Company LLC	Delaware

Entity Name	Domestic Juris
The Marley-Wylain Company	Delaware
Tip Top Industrial Limited	Hong Kong
Tiros Sdn. Bhd.	Malaysia
Torque Tension Systems (Asia Pacfic) Pty Limited	Australia
Torque Tension Systems (SEA) SDN. BHD	Malaysia
Torque Tension Systems Limited	United Kingdom
TPS Tianyu Equipment Company Limited	China
U.D.I. Finance Limited	Ireland
U.D.I. Mauritius Limited	Mauritius
UD-RD Holding Company Limited	United Kingdom
United Dominion Industries Corporation	Canada
Valley Forge (UK) Limited	United Kingdom
VL Churchill Limited	United Kingdom
Vokes Limited	United Kingdom
Waukesha Electric Systems, Inc.	Wisconsin
WDLL Limited	Ireland
Weil-McLain (Shandong) Cast-Iron-Boiler Co., Ltd.	China
Wheway Hampshire Limited	United Kingdom
Wuxi Balcke Durr Technologies Company, Ltd.	China
XCel Erectors, Inc.	Delaware

QuickLinks

  Exhibit 21.1